Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of KapStone Paper and Packaging Corporation (“KapStone”) and Victory Packaging, L.P. (“Victory”), as adjusted to illustrate the estimated pro forma effects of the events that are directly attributable to the acquisition of Victory (the “Transaction”). The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it had been completed as of March 31, 2015. The unaudited pro forma condensed combined income statement information gives effect to the Transaction as if it had occurred on January 1, 2014.

The unaudited pro forma condensed combined financial statements of KapStone and Victory have been derived from:

•                  The audited consolidated financial statements of KapStone as of and for the year ended December 31, 2014 and the related notes included in KapStone’s annual report filed on Form 10-K and from Victory’s audited consolidated financial statements for the year ended December 31, 2014, attached as Exhibit 99.1;

•                  The unaudited condensed consolidated financial statements of KapStone  as of and for the period ended March 31, 2015 and the related notes included in KapStone’s quarterly report on Form 10-Q and from Victory’s unaudited condensed consolidated interim financial statements for the quarter ended March 31, 2015 attached as Exhibit 99.2;

The unaudited pro forma adjustments are based upon currently available preliminary information and assumptions that we believe to be reasonable. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or to be indicative of the consolidated results of operations or financial position that KapStone and Victory would have reported had the Transaction been completed as of the dates set forth in this unaudited pro forma condensed combined financial information and should not be taken as indicative of KapStone’s future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual amounts.

The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting as if the Transaction had been completed as of January 1, 2014 for the purposes of the unaudited pro forma condensed combined income statements, and as of March 31, 2015 for the purposes of the unaudited pro forma condensed combined balance sheet. Under the purchase method of accounting, the purchase price is required to be allocated to the underlying tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair market values as of the date of the acquisition, with any excess purchase price allocated to goodwill. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s preliminary estimates of the values of assets acquired and liabilities assumed as if the Transaction had been completed as of the above dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and in some instances are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation, and those differences may be material.

The unaudited pro forma condensed combined statements of income do not include (i) any revenue or cost saving synergies that may be achievable subsequent to the completion of the Transaction or (ii) the impact of non-recurring items directly related to the Transaction.

KapStone Paper and Packaging Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

At March 31, 2015

(amounts in thousands except per share data)

	Historical		Pro Forma		Pro Forma
	KapStone	Victory	Adjustments	Notes	Combined

Assets
Current assets:
Cash and cash equivalents	$10,545	$5,064	$310	A	$15,919
Trade accounts receivable	255,435	130,051	(272)	B	385,214
Other receivables	13,779	8,070	—		21,849
Inventories	255,507	77,947	5,800	C	339,254
Prepaid expenses and other current assets	16,814	3,609	—		20,423
Total current assets	552,080	224,741	5,838		782,659
Plant, property and equipment, net	1,384,786	14,099	4,800	C	1,403,685
Other assets	10,296	2,850	(565)	D	12,581
Intangible assets, net	106,662	9,767	247,933	C	364,362
Goodwill	533,851	14,001	167,047	E	714,899
Total assets	$2,587,675	$265,458	$425,053		$3,278,186
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—	$38,814	H	$38,814
Short-term borrowings	10,000	—	113,175	F	123,175
Other current borrowings	6,615	—	—		6,615
Dividend payable	9,721	—	—		9,721
Accounts payable	150,788	42,644	(272)	B	193,160
Accrued expenses	46,972	10,704	(25)	G	57,651
Accrued compensation costs	46,012	6,246	—		52,258
Accrued income taxes	9,668	—	—		9,668
Deferred income taxes	1,804	—	—		1,804
Total current liabilities	281,580	59,594	151,692		492,866
Other liabilities:
Long-term debt, net of current portion	1,055,014	115,150	355,189	H	1,525,353
Pension and post retirement benefits	29,582	—	—		29,582
Deferred income taxes	415,067	—	—		415,067
Contingent consideration liability	—	—	8,400	I	8,400
Other liabilities	7,895	486	—		8,381
Total other liabilities	1,507,558	115,636	363,589		1,986,783
Commitments and contingencies
Stockholders’ equity:
Preferred stock $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
Common stock — $.0001 par value; 175,000,000 shares authorized; 96,257,183 shares issued and outstanding (excluding 40,000 treasury shares) at March 31, 2015	10	—	—		10
Additional paid-in-capital	259,260	—	—		259,260
Partners’ Capital	—	91,491	(91,491)	J	—
Retained earnings	591,053	—	—		591,053
Accumulated other comprehensive loss	(51,786)	(1,263)	1,263	J	(51,786)
Total stockholders’ equity	798,537	90,228	(90,228)		798,537
Total liabilities and stockholders’ equity	$2,587,675	$265,458	$425,053		$3,278,186

NOTES:

A - Pro forma adjustments for cash and cash equivalents reflects the following:

Contractual purchase price	$(615,000)
Preliminary working capital adjustment	(1,954)
Net acquisition consideration	$(616,954)
Financing fees paid at closing to banks and attorneys	(10,610)
Proceeds from KapStone’s Amended Term Loans A-1 and A-2	519,763
Borrowing from Revolver ($500 million facility)	113,175
$5,374

Victory cash balance not assumed	$(5,064)
Net change to cash and cash equivalents	$310

B - Elimination of Trade accounts receivables for KapStone from Victory ($272) and Accounts payable from Victory to KapStone ($272).

C - Reflects estimated fair value adjustment.  This estimate is preliminary pending completion of final analysis.

Inventories reflect $5,800 for step up of finished goods to fair value.  Plant and equipment ($4,800) and Intangible assets is the estimated fair value of customer relationships, contracts, etc. ($257,700). Elimination of Victory intangibles ($9,767).

D - Reflects elimination of Victory deferred financing fees ($565).

E - Represents preliminary estimated goodwill related to the acquisition of $167,047 calculated as follows:

Cash paid at closing	$616,954
Estimated contingent consideration	8,400
Total acquisition consideration	625,354
Current assets acquired	225,477
Non current assets acquired	278,884
Current liabilities assumed	(59,569)
Long-term liabilities assumed	(486)
Purchase price allocated to goodwill	$181,048
Elimination of Victory historical goodwill	(14,001)
Net change to goodwill	$167,047

F -  Reflects borrowings under Revolving credit agreement ($113,175).

G - Reflects elimination of Victory accrued interest ($25).

H - Reflects changes in current portion of long-term debt and long term debt as follows:

Proceeds from KapStone’s Additional Term Loans A-1 and A-2	$519,763
Deferred financing fees on Add-On Term Loans	(10,610)
$509,153
Victory line of credit debt balance not assumed	(115,150)
$394,003
Less current portion of long-term debt	$(38,814)
Long-term debt, net of current portion	$355,189

I - Reflects fair value of contingent consideration ($8,400).

J - Reflects elimination of Victory Partner’s Capital accounts and Accumulated Other Comprehensive Loss.

KapStone Paper and Packaging Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Three Months Ended March 31, 2015

(amounts in thousands except per share data)

			Preliminary
	Historical		Pro Forma		Pro Forma
	KapStone	Victory	Adjustments	Notes	Combined

Net sales	$546,289	$215,926	$(844)	A	$761,371
Cost of sales, excluding depreciation and amortization	382,198	158,697	(637)	A	540,258
Depreciation and amortization	35,121	1,220	4,623	B	40,964
Freight and distribution expenses	43,427	24,063	(35)	A	67,455
Selling, general, and administrative expenses	38,194	26,475	—		64,669
Operating income	47,349	5,471	(4,795)		48,025

Other income	—	204			204
Foreign exchange gain/(loss)	(885)	—			(885)
Interest expense, net	6,413	756	3,180	C	10,349
Income before provision for income taxes	40,051	4,919	(7,975)		36,995
Provision for income taxes	13,951	590	(1,752)	D	12,790
Net income	$26,100	$4,329	$(6,224)		$24,206

Weighted average number of shares outstanding:
Basic	96,123,351				96,123,351
Diluted	97,662,252				97,662,252
Net income per share:
Basic	$0.27				$0.25
Diluted	$0.27				$0.25

A - Reflects elimination of historical sales, costs of sales and freight expenses from KapStone to Victory.

B - Reflects additional amortization expense from fair market value adjustments for identified intangible assets.

The fair value of identified intangible assets is amortized over an estimated useful life of 13.2 years.

Fair value estimate of amortizable intangible assets	$257,700
Estimated useful life (years)	13.2
Annual amortization	$19,528
Quarterly amortization	$4,882
Less Victory historical amortization expense	$(259)

Total pro forma amortization expense adjustment	$4,623

C - Reflects the adjustment to interest expense resulting from the additional credit facilities.

Term loan A-1 $940 million (1.934% interest rate)	$18,180
Term Loan A-2 $475 million (2.184% interest rate)	10,374
Revolver non use fees $386.8 million (0.3% interest rate)	1,160
Revolver borrowing $113.2 million (1.935% interest rate)	2,190
Receivables securitization facility $175 million (0.92% interest rate)	1,610
Amortization of historical debt issuance costs	5,696
Amortization of debt issuance costs (Assumes $10.9 million)	2,184
	41,394
Pro forma quarterly interest expense	10,349
Reversal of KapStone historical interest expense, net	(6,413)
Reversal of Victory historical interest expense, net	(756)
Total pro forma interest expense,net adjustment	$3,180

D - Reflects the income tax effect on the pro forma adjustments using KapStone’s marginal income tax rate:

Victory pre-tax income	$4,919
Victory pre-tax income taxed at KapStone marginal tax rate	38%
Income tax	$1,869
Elimination of Victory historical income taxes	(590)
Income tax	$1,279

Pro forma pre-tax income / (loss)	$(7,975)
KapStone marginal tax rate	38%
Income tax	$(3,031)

Total pro forma income taxes adjustment	$(1,752)

KapStone Paper and Packaging Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2014

(amounts in thousands except per share data)

			Preliminary
	Historical		Pro Forma		Pro Forma
	KapStone	Victory	Adjustments	Notes	Combined

Net sales	$2,300,920	$952,934	$(6,636)	A	$3,247,218
Cost of sales, excluding depreciation and amortization	1,551,531	688,667	(4,796)	A	2,235,402
Depreciation and amortization	136,548	3,678	18,845	B	159,071
Freight and distribution expenses	175,901	100,443	(294)	A	276,050
Selling, general, and administrative expenses	137,009	109,695	—		246,704
Incentive compensation agreement	—	17,754	—		17,754
Operating income	299,931	32,697	(20,391)		312,237

Other income	—	782	—		782
Foreign exchange gain/(loss)	(1,222)	—	—		(1,222)
Loss on debt extinguishment	5,617	—	—		5,617
Interest expense, net	32,491	2,965	5,938	C	41,394
Income before provision for income taxes	260,601	30,514	(26,329)		264,786
Provision for income taxes	88,686	1,283	307	D	90,276
Net income	$171,915	$29,231	$(26,636)		$174,510

Weighted average number of shares outstanding:
Basic	95,900,179				95,900,179
Diluted	97,459,184				97,459,184
Net income per share:
Basic	$1.79				$1.82
Diluted	$1.76				$1.79

A - Reflects elimination of historical sales, costs of sales and freight expenses from KapStone to Victory.

B - Reflects additional amortization expense from fair market value adjustments for identified intangible assets.

The fair value of identified intangible assets is amortized over an estimated useful life of 13.2 years.

Fair value estimate of amortizable intangible assets	$257,700
Estimated weighted average useful life (years)	13.2
Annual amortization	$19,528
Less Victory historical amortization expense	$(683)

Total pro forma amortization expense adjustment	$18,845

C - Reflects the adjustment to interest expense resulting from the amended and restated credit facilities.

Term Loan A-1 $940 million (1.934% interest rate)	$18,180
Term Loan A-2 $475 million (2.184% interest rate)	10,374
Revolver non use fees $386.8 million (0.3% interest rate)	1,160
Revolver borrowing $113.2 million (1.935% interest rate)	2,190
Receivables securitization facility $175 million (0.92% interest rate)	1,610
Amortization of historical debt issuance costs	5,696
Amortization of new debt issuance costs (Assumes $10.9 million)	2,184
	41,394
Reversal of KapStone historical interest expense, net	(32,491)
Reversal of Victory historical interest expense, net	(2,965)
Total pro forma interest expense,net adjustment	$5,938

D - Reflects the income tax effect on the pro forma adjustments using KapStone’s marginal income tax rate:

Victory pre-tax income / (loss)	$30,514
Victory pre-tax income taxed at KapStone marginal tax rate	38%
Income tax	$11,595
Elimination of Victory historical income taxes	(1,283)
Income tax	$10,312

Pro forma pre-tax income / (loss)	$(26,329)
Additional federal and state income taxes	38%
Income tax	$(10,005)

Total pro forma income taxes adjustment	$307